AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of April 1, 2004 among YDI WIRELESS, INC., a Delaware corporation ("Parent"), STUN ACQUISITION CORPORATION, a Delaware corporation and
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a wholly owned subsidiary of Parent ("Merger Sub"), and PHAZAR CORP., a Delaware
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corporation (the "Company").
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                                    RECITALS

     A. Parent, the Company, and Merger Sub previously entered into an Agreement and Plan of Merger, dated as of October 30, 2003 (the "Original Agreement"),
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pursuant to which Merger Sub will merge into the Company and the Company would have become a wholly owned subsidiary of Parent.

     B. Parent, the Company, and Merger Sub desire to amend the Original Agreement to extend the time to complete the transactions contemplated by the Original Agreement.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 7.1(e) of the Original Agreement is hereby amended by replacing the current text of that section in its entirety with the following language:

        by any party hereto if the Merger shall not have been consummated by June 1, 2004; provided, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     2. Except as specifically amended by this Amendment, the Original Agreement shall remain in full force and effect.

     3. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile or copy of a signature is valid as an original.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Amendment to be signed by their respective duly authorized officers, all as of the date first written above.

[Seal]                                       YDI WIRELESS, INC.


                                             By:   /s/ Robert E. Fitzgerald
                                                   ----------------------------

                                             Name: Robert E. Fitzgerald
                                                   ----------------------------
                                                   Chief Executive Officer


[Seal]                                       PHAZAR CORP.


                                             By:   /s/ Gary W. Havener
                                                   ----------------------------

                                             Name: Gary W. Havener
                                                   ----------------------------
                                                   President




[Seal]                                       STUN ACQUISITION CORPORATION

                                             By:  /s/ Robert E. Fitzgerald
                                                  -----------------------------

                                             Name:Robert E. Fitzgerald
                                                  -----------------------------
                                                  Chief Executive Officer



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